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                                                                    Exhibit 3.17

                                CF CABLE TV INC.

                              BY-LAW NUMBER 2001-1

                              NUMBER OF DIRECTORS

    That the Administrative Resolution 7, being the number of directors of the Corporation, which has been amended on February 12, 1996, be amended in order to reduce the number of directors from five (5) to three (3).

    By-Law number 2001-1 has been duly adopted, ratified and confirmed by the sole shareholder of the Company on June 22, 2001.

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                                              (Signed)
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                                              Assistant Secretary
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